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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT



We hereby consent to the use in this Form S-1, Registration Statement under the Securities Act of 1933 (the "Registration Statement"), and in the Prospectus which forms a part of that Registration Statement, of our report dated September 26, 1997 relating to the Financial Statements, and the accompanying Notes thereto, of Tapistron International, Inc. and the reference of our firm name under the caption "Experts" in the Prospectus. We further acknowledge awareness of and consent to the use in the Registration Statement and in the Prospectus of the use of a report on unaudited interim financial information.

                                  Dudley, Hopton-Jones, Sims & Freeman, PLLP



                                  /s/ Dudley, Hopton-Jones, Sims & Freeman, PLLP